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Exhibit 99.2

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                                                                           NEWS
                                                              IMMEDIATE RELEASE
                                                          CONTACT: LES VAN DYKE
                                          (713) 653-7248 OR LVANDYKE@BMGOLD.COM
                                                       WEB PAGE: WWW.BMGOLD.COM


           BATTLE MOUNTAIN GOLD NAMES ATKINSON SENIOR VICE PRESIDENT
                           OPERATIONS AND EXPLORATION

         Houston, August 3, 1999 -- Battle Mountain Gold Company (BMG-NYSE; BMC-TSE) today announced that, effective immediately, Ian Atkinson has been named Senior Vice President - Operations and Exploration. Atkinson, who formerly served as Senior Vice President -- Exploration, will be responsible for all mining and exploration activities in the Company and will report directly to BMG President and Chief Operating Officer, John A. Keyes.

         Atkinson was appointed Senior Vice President - Exploration for BMG following the merger of Hemlo Gold Mines, Inc. and Battle Mountain in 1996. Prior to that he had served in a number of increasingly senior exploration management positions with such companies as Falconbridge and Noranda and was Senior Vice President Exploration for Hemlo Gold at the time of the merger.

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